MediaOne Group, Inc.
Condensed Consolidated Balance Sheets- As Reported
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

(UNAUDITED)                                      Mar 31,     Dec 31,
Dollars in millions                               2000        1999
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ASSETS
Current assets:
 Cash and cash equivalents                  $     7,540     $     7,471
 Accounts and notes receivable, and other           534             649
                                             ----------------------------
                                                  8,074           8,120
                                             ----------------------------
Property, Plant and equipment, - net              5,369           5,090

Investments:
 Time Warner Entertainment                        2,609           2,597
 Vodafone Group                                   9,725           8,718
 International ventures                             820             938
                                             ----------------------------
                                                 13,154          12,253
                                             ----------------------------

Intangible and other assets - net                14,481          14,323
                                             ----------------------------
   Total                                    $    41,078     $    39,786
                                             ============================
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LIABILITIES AND EQUITY
Current liabilities:
 Short-term debt                            $     1,505     $     1,506
 Other current liabilities                        1,973           2,739
                                             ----------------------------
                                                  3,478           4,245
                                             ----------------------------
Long-term debt:
 Exchangeable Notes (PIES)                        4,699           4,248
 Other                                            4,420           4,425
                                             ----------------------------
                                                  9,119           8,673
                                             ----------------------------
Deferred income taxes, credits and other          8,347           7,879

Minority interest in Centaur Funding              1,115           1,113

Company-obligated mandatorily redeemable
 preferred securities of subsidiary trust
 holding solely Company-guaranteed
 subordinated debentures                          1,060           1,060

Preferred stock subject to
 mandatory redemption (Series E)                     50              50

Shareholders' equity:
 Common shares                                   10,943          11,448
 Retained earnings                                5,280           4,123
 Accumulated other comprehensive income           1,686           1,195
                                             ----------------------------
                                                 17,909          16,766
                                             ----------------------------
   Total                                    $    41,078     $    39,786
                                             ============================
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